                                     [LOGO]


NEWS RELEASE
------------


CONTACT:
NORRIS BATTIN
THE COOPER COMPANIES, INC.
21062 BAKE PARKWAY, SUITE 200
LAKE FOREST, CA 92630
ir@coopercompanies.com


              COOPER COMPANIES' UNIT LAUNCHES OPAQUE CONTACT LENSES

LAKE FOREST, Calif., May 3, 2000 -- The Cooper Companies, Inc. (NYSE/PCX: COO) said today that CooperVision, its contact lens unit, will introduce Frequency'r' Colors, its new line of disposable-planned replacement cosmetic contact lenses, at the International Optical Exhibition (MIDO), the world's largest annual optical show, which opens Friday in Milan.

Cosmetic lenses, frequently called opaque lenses, change or enhance the appearance of the color of the eye. They are worn by traditional contact lens patients and as a fashion accessory by those who do not require vision correction yet want colored lenses. This latter group accounts for more than one-third of cosmetic lens wearers. The cosmetic contact lens market, about $300 million worldwide, is the second fastest growing sector of the specialty lens market behind toric lenses that correct astigmatism. CooperVision believes that it is the worldwide toric lens market leader.

CooperVision plans to launch Frequency Colors immediately in Europe, the Mid East and other selected overseas markets and launch them in North America this fall. They will be available in Hazel, Aqua, Blue, Green, and Gray and, outside North America, also in Brown.

In a clinical study with patients who wore Frequency Colors in one eye and the leading competitive brand in the other, 71% preferred the overall cosmetic appearance of Frequency

Colors and 67% rated them as more comfortable(1). CooperVision manufactures Frequency Colors using its patented UltraSync'r' edge design, which yields an especially comfortable contact lens.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.


Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999.

Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.


The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperVision, Inc., headquartered in Lake Forest, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's web address is www.coopercos.com.

(1) Data on file at CooperVision